					Projected
Income Statement (summary)	2008	2009	2010		2011	2012
Revenue
Licence	10,646	9,615		8,044	17,410	66,040
Service	7,892	7,131		5,264	21,334	40,748
Maintenance	12,507	12,113		9,616	13,008	11,663
Subscription	-	-		-	-	-
Other	3,736	2,726		4,783	5,066	5,186
Total Revenue	$34.780	$31.585		$27.707	$58.818	$123.638

TCOGS	10,576	11,324		14,082	21,021	45,743
Gross Profit	$24.204	$20.261		$13.625	$35.797	$77.896
SG&A	19,666	19,033		15,623	33,915	42,866
EBIT	$4.539	$1.228	$	- 1.998	$1.881	$35.029

Depreciation & Amortization	2,693	3,011		4,036	4,613	5,004
EBITDA	$7.232	$4.239		$2.038	$8.028	$41.579

Licence, Service, Maintenance Growth	15%	-7%		-21%	126%	129%
Subscription Growth	N/A	N/A		N/A	N/A	N/A
Gross margin	70%	64%		49%	63%	63%
SG&A / sales	57%	60%		56%	60%	35%
EBITDA / sales	21%	13%		7%	14%	34%